EXTENSION OF MATURITY DATE FOR

PROMISSORY NOTE

This Extension of Maturity Date for Promissory Note (the “Extension”) dated February 19, 2015, is entered into by and between CareView-Hillcrest, LLC, a Wisconsin limited liability company (“Maker”) and Rockwell Holdings I, LLC (“Holder”) (collectively known as the “Parties”).

WHEREAS, pursuant to a certain Master Investment Agreement entered into by the Parties on November 16, 2009, Maker issued to Holder a Promissory Note in the principal amount of $466,372.50 with respect to the Project (as defined in the Master Investment Agreement) for the AHS Hillcrest Medical Center, LLC d/b/a Hillcrest Medical Center,

WHEREAS, the Promissory Note has a maturity date of three years from the date payments commenced thereunder, which would make the maturity date of the Promissory Note May 25, 2013,

WHEREAS, the maturity date of the Promissory Note was subsequently extended to December 31, 2013, then to June 30, 2014, and then to June 30, 2015,

WHEREAS, the Parties have mutually agreed to extend the maturity date to June 30, 2016,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties hereby enter into this Extension as follows:

1.   Extension of Maturity Date for Promissory Note: The Parties agree to extend the maturity date of the Promissory Note to June 30, 2016 (the “Extended Maturity Date”).

2.   Other Provisions of the Promissory Note: The Parties agree that all other provisions of the Promissory Note will remain in full force and effect other than the Extended Maturity Date.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

CAREVIEW-HILLCREST, LLC		ROCKWELL HOLDINGS I, LLC

By:	/s/ Steve Johnson	By:	/s/ Matt Bluhm
	Steve Johnson		Matt Bluhm
	Manager		Managing Member